Cocrystal Pharma Announces Closing of Private Placement

BOTHELL, WA, March 11, 2019 – Cocrystal Pharma, Inc. (NASDAQ: COCP), (“Cocrystal” or the “Company”), a clinical stage biotechnology company discovering and developing novel antiviral therapeutics, today announced it had entered into binding agreements to sell 1,602,283 shares of the Company’s common stock and will receive gross proceeds of $4,181,958 in a private placement offering. The purchase price of $2.61 per share represented a 10% discount to market close on Friday March 8, 2019. The purchasers in the private placement consisted of three qualified, fundamental healthcare-focused institutional investors that are existing stockholders of Cocrystal. The closing is anticipated to occur on or before March 13, 2019.

Cocrystal intends to use the net proceeds from the offering to fund research and development activities, including the clinical advancement of its novel antiviral therapeutics that target the replication machinery of hepatitis viruses, influenza viruses, and noroviruses, and for working capital and other general corporate purposes.

“We are very pleased to have the continued support of our current shareholders. This common stock only financing represents an important step in our overall strategy of growing our business in a manner that respects shareholder dilution and enables us to continue to advance our exciting development programs and our proprietary platform technology,” commented Dr. Gary Wilcox, Chairman and Chief Executive Officer of Cocrystal. “We fully intend to continue to build upon the momentum we gained in 2018 and believe we are well positioned to achieve significant corporate, clinical and regulatory milestones throughout 2019 that we expect will drive significant shareholder value in the near and long term.”

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in this private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication machinery of influenza viruses, hepatitis C viruses, and noroviruses. Cocrystal employs unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. The Company is developing CC-31244, an investigational, oral, broad-spectrum replication inhibitor called a non-nucleoside inhibitor (NNI). CC-31244 is currently being evaluated in a Phase 2a study for the treatment of hepatitis C as part of a cocktail for ultra-short therapy of 4 to 6 weeks. Cocrystal recently entered into an exclusive worldwide license and collaboration agreement with Merck & Co., Inc. to discover and develop certain proprietary influenza A/B antiviral agents. CC-42344, the Company’s molecule for the treatment of influenza A, is currently being evaluated in preclinical IND-enabling studies. In addition, the Company has a pipeline of promising early preclinical programs and continues to identify and develop non-nucleoside polymerase inhibitors for norovirus gastroenteritis using the Company’s proprietary structure-based drug design technology platform. For further information about Cocrystal, please visit www.cocrystalpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expectations for progress in 2019 and achievement of goals, driving significant shareholder value and closing the private placement. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include the availability of products manufactured by third parties, receipt of regulatory approvals and customary scientific research and clinical research risks. Further information on our risk factors is contained in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the Prospectus Supplements dated July 19, 2018 and April 30, 2018, and our Annual Report on Form 10-K for the year ended December 31, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor and Media Contact:

Jenene Thomas Communications, LLC

(833) 475-8247

COCP@jtcir.com